UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2013

Cognex Corporation
(Exact Name of Registrant as Specified in Its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors of Cognex Corporation (the “Company”) held on February 1, 2013, Robert J. Shillman, Founder, Chairman and Chief Culture Officer of the Company, indicated his desire to stand for re-election by the shareholders of the Company generally on an annual basis.  To facilitate Dr. Shillman standing for re-election at the Company’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”), and given that the Company has a classified Board of Directors, Dr. Shillman resigned his seat with a two-year remaining term and Jeffrey B. Miller, another current Director of the Company, resigned his seat with a term ending at the Annual Meeting.  Immediately following such resignations, the Board of Directors elected Mr. Miller to fill Dr. Shillman’s vacant seat and Dr. Shillman to fill Mr. Miller’s vacant seat, such that Dr. Shillman will stand for re-election at the Annual Meeting.  The Directors in the class now including Mr. Miller have terms that expire at the Company’s 2015 Annual Meeting of Shareholders.  There were no changes to the composition of any of the committees of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Dated:	March 8, 2013	By:	/s/ Richard A. Morin
			Name:	Richard A. Morin
			Title:	Executive Vice President of Finance and
Administration and Chief Financial Officer